UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOLANBRIDGE GROUP, INC.

(Exact name of the registrant as specified in its charter)

Maryland	98-0361151
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

PO Box 147199, Lakewood, Colorado, 80214

  (Address of Principal Executive Offices and Zip Code)

720-442-9960

(Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
N/A	N/A

Securities to be registered under Section 12(g) of the Act:

Common Stock, $0.00001 Par Value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	X
		Emerging growth company	X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

ITEM 1: DESCRIPTION OF BUSINESS

Nature of Business

Solanbridge Group, Inc. (the “Company” “We," "Us," or “Our’) is a Maryland shell corporation. We intend to seek to become an SEC reporting company and then to obtain approval for our shares of common stock to be traded on the Pink Sheets again. Once relisted on the Pink Sheets, we will then seek to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no guarantee that we will be successful in becoming an SEC reporting company, or being relisted on the Pink Sheets and no potential merger candidate has been identified at this time.

Our mailing address is PO Box 147199, Lakewood, Colorado, 80214 and our telephone number is 720-442-9960.

Our History

We were incorporated in the State of Nevada on October 12, 2000 under the name EcoSoil Management Corp. Subsequently, we changed our name to Solanex Management, Inc. on December 6, 2001 and then to Solanbridge Group, Inc. on January 13, 2011. We redomiciled from Nevada to Maryland effective November 3, 2013.

Since our Inception in October 2000, we have at various times planned to become involved in the following business activities: renewable energy and environmental sustainability of natural resources, retail food and beverage, medical marijuana-related activities and CBD oil products. At no stage did our activities ever get beyond the development stage of organizing to raising initial capital and developing our current business plan.

The following transactions occurred during the year ended December 31, 2021:

On August 19, 2021 and August 21, 2021, the Board of Director approved the cancellation of 500,000,000 and 200,000,000 shares of our common stock, respectively.

Effective September 22, 2021:

-	Mr. David Cutler was issued 2,849,333,659 shares of our common stock for cash consideration of $36,200. With this issuance, Mr. Cutler became our controlling shareholder owning 59.9% of our issued and outstanding share capital.

-	We settled two outstanding related party promissory notes totaling $307,759, together with accrued interest of $36,126, for payments of totaling $36,200.

-	We settled a related party loan of $42,519 for a payment of $19,325.

-	Mr. Cutler was appointed our director, chief executive officer and chief financial officer.

-	Mr. Redgie Green was appointed as a director of ours.

-	Mr. Charles R. Shirley resigned from his former positions as our sole director and executive officer.

Our business plan is now to seek to become an SEC reporting company and then to obtain approval for our shares of common stock to be traded on the Pink Sheets again. Once relisted on the Pink Sheets, we will then seek to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. There is no guarantee that we will be successful in becoming an SEC reporting company, or being relisted on the Pink Sheets and no potential merger candidate has been identified at this time.

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Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2022, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large, accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

-	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

-	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to irrevocably opt into the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

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General Business Plan

Our business plan to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element

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of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

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Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We have not and do not own any intellectual property.

Employees

We presently have no full time executive, operational or clerical staff.

Through September 22, 2021, Mr. Charles Shirley provided his services to us on a part time basis as director, Chief Executive Officer, President, Secretary and Chief Financial Officer. Mr. Shirley resigned from all these positions on September 22, 2021.

From September 22, 2021, Mr. David Cutler, our new controlling shareholder, was appointed as a director of ours and as our Chief Executive Officer and Chief Financial Officer to provide his services to us on a part time basis.

From July 29,2021, Mr. Redgie Green was appointed as a director of ours and as our President and Secretary to provide his services to us on a part time basis.

Revenue

We have not recognized any revenue from January 1, 2021 through December 31, 2022 or for the period from December 31, 2022 through the date of this filing.

Factors Effecting Future Performance

Our goal is to obtain debt and, or, equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern.

Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

ITEM 1A: RISK FACTORS

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or

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acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us.

Our business is to seek to raise the debt and, or, equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

RISKS RELATED TO OUR COMPANY

WE HAVE A SHARHOLDERS’ DEFICIT AND ANTICIPATE FUTURE LOSSES.

As of December 31, 2022, we had a stockholders’ deficit of $16,945,547.

Future losses are likely to occur as, until we have opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2022 and 2021, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES.

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS.

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

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SCARCITY OF, AND COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS.

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY THE COVID-19 PANDEMIC.

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and identify an entity to merge with for the foreseeable future. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS.

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, HE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HIMSELF AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY.

Our principal shareholder has the voting rights of, and ability to convert his one share of Series A preferred stock into, 61% of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. This insider also has the ability to delay or perhaps even block, by his ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

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OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our directors and us. Our Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See "Directors and Executive Officers" (page 23 below), and "Conflicts of Interest." (page 23 below).

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

WE ARE NOT A REPORTING COMPANY AT THIS TIME BUT WILL BECOME ONE DUE TO THE FILING OF THIS FORM 10.

Upon the successful filing of this Form 10, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section12(g). There can be no assurance that we shall be able to file this Form 10 successfully or that we shall become a reporting company.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

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WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain

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independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

WE HAVE A MATERIAL WEAKNESS IN OUR CONTROLS AND PROCEDURES.

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of December 31, 2022 for the reasons discussed below:

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2022:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise to meet our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

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The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

•	Hiring of additional personnel to adequately segregate financial reporting duties.

•	The retention of outside consultants to review our controls and procedures.

IF WE PURSUE OUR OBJECTIVES OF EXPANDING OUR OPERATIONS THROUGH ACQUISITIONS, WE MAY BE UNABLE TO SUCCESSFULLY MANAGE THOSE ACQUISITIONS.

In connection with our anticipated acquisitions and new market expansion, we may face risks commonly encountered with growth through acquisitions and expansions. These risks include the incurrence of higher than anticipated capital expenditures and operating expenses, the adverse impact on our ongoing business resulting from greater attention of management to the acquired businesses or new market operations and difficulties encountered in integrating the operations and personnel of the acquired business. There can be no assurance that we will be successful in overcoming these risks or any other problems encountered with acquisitions or expansions. To the extent the Company does not successfully avoid or overcome the risks or problems related to its acquisitions or expansions, the Company's results of operations and financial condition could be adversely affected.

To the extent that the Company expands into new markets or through acquisition, it will need to employ or consult with personnel that are knowledgeable in such markets. In addition, the success of any particular acquisition may be significantly dependent on retaining key members of the acquired company's existing management. There can be no assurance that the Company will be able to employ or retain the necessary personnel, that the Company will be able to successfully implement its management process and culture with local management or that the Company's expansion efforts will be successful.

WE ARE DEPENDENT ON THE EFFORTS OF OUR MANAGEMENT TEAM TO CONTINUE OUR OPERATIONS.

The Company's future success depends on the continued services of its executive and senior officers, Redgie Green and David Cutler. The loss of the services of one or more key personnel could have a material adverse effect upon the Company's operations. The Company's success also depends on its ability to attract and retain qualified personnel. There can be no assurances that the Company will be successful in attracting and retaining such personnel.

RISKS RELATED TO OUR SECURITIES

THERE IS A VERY LIMITED TRADING MARKET FOR OUR COMMON STOCK AND INVESTORS ARE NOT ASSURED OF THE OPPORTUNITY TO SELL THEIR STOCK, SHOULD THEY DESIRE TO DO SO.

Our common stock is no longer traded on the Pink Sheets. Shares of our common stock can only be traded in the expert market as of the date of this report. We believe this is due to there being no broker dealers willing to quote our stock. We intend to seek approval for our shares of common stock to be traded on the Pink Sheets again. However, even if our shares are relisted on the Pink Sheet, our stock has traded in very limited quantities in the past. We believe a significant factor in the limited market is our limited capitalization and liquidity, results of operation and the characterization of our stock as a “penny stock.” We hope to remedy our financial condition and results of operation in the future. This, in turn, may assist us in obtaining listing of our stock on the OTC-QB, Nasdaq or NYSE American Exchange. However, there is no assurance that any of these objectives will be met or that the market will ever increase to a point where investors could sell their stock at a desirable price, should they desire to do so.

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REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

THE REGULATION OF PENNY STOCKS BY SEC AND NASD MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities can only be traded on the Expert market. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly-traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

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OUR STOCK IS GOING TO BE CLASSIFIED UNDER THE “SHELL” STATUS OF RULE 144(i) AND WILL NOT BE TRADEABLE EXCEPT UNDER LIMITED CIRCUMSTANCES.

Until and unless the Company meets certain criteria under Rule 144(i), our shares will not be tradeable for 1 year after we are no longer a “shell” defined as having minimal operations, and cash assets only, unless we file and pursue to effectiveness an Offering Statement on Form 1A or a Registration Statement on Form S-1. We also must remain current in our SEC filings under Section 13(a) of the Securities Exchange Act.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

We cannot give you any assurance that a broader or more active public trading market for our shares of Common Stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding shares so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

RULE 144(I) ESTABLISHED THE UNAVAILABILITY OF THE RULE 144 RESALE EXEMPTION TO SECURITIES OF ISSUERS WITH NO OR NOMINAL OPERATIONS AND NO OR NOMINAL NON-CASH ASSETS.

Rule 144 is not available for the resale of securities initially issued by an issuer that has no or nominal operations and either: no or nominal assets; Assets consisting solely of cash and cash equivalents; or Assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described above. However, if the issuer of the securities previously had been an issuer described above, but has ceased to be shell company; is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell, then those securities may be sold after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

THE RULE 144 RESALE EXEMPTION IS NOT AVAILABLE FOR OUR COMPANY.

Rule 144 of the Securities Act provides that with regard to resales by our shareholders in market transactions, Rule 144(i) prohibits the use of Rule 144 for a registration exemption for resales for companies that are or were shells effectively at any time. Rule 144 is unavailable for securities of issuers with no or nominal operations and no or nominal non-cash assets. As a result, holders of our securities which have not been previously registered, or received an exemption from registration, will not be able to sell their securities until such time as the conditions required by Rule 144 have been met. There are some very limited exceptions under the terms of Rule 144(i) after the company meets those certain criteria.

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THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE.

Our shares of common stock can only be traded on the Expert Market. It is likely that our common stock will be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will be sustained. If an active market does not continue, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current shareholders.

IF THE REGISTRATION OF OUR COMMON STOCK IS REVOKED IN THE FUTURE, OUR BUSINESS OPPORTUNITIES WILL CEASE TO EXIST.

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

 WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS.

The business of selecting and entering into a merger is fraught with all kinds of issues.  For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure.  There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our company to fail and the investors capital will be at risk.

AS A BLANK CHECK COMPANY, OUR SHAREHOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO STATE "BLUE SKY" LAWS AND DUE TO THE APPLICABILITY OF RULE 419 ADOPTED BY THE SECURITIES AND EXCHANGE COMMISSION.

There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. But we are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

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Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others.  These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

(a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

(b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

(c) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states; or

(d) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

IF THE COMPANY ENGAGES IN AN OFFERING OF OUR SECURITIES, ANY RESALES OF OUR SECURITIES WILL REQUIRE REGISTRATION IN AN OFFERING SUBJECT TO RULE 419.

The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Certain jurisdictions may have definitions that are more restrictive than Rule 419.

Should we conduct an offering of our securities, before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales or resales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, in an offering subject to Rule 419, unless there exists a transaction or security exemption for such sale under the Securities Act of 1933, as amended. Any resales of our Common Stock would require registration under the Securities Act of 1933, as amended, in an offering subject to Rule 419.

ITEM 2: FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10 and other reports filed by us from time to time with the SEC (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to our business, industry, and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law,

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including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

Solanbridge Group, Inc. (the “Company” “We," "Us," or “Our’) is a Maryland shell corporation. We intend to seek to become an SEC reporting company and then to obtain approval for our shares of common stock to be traded on the Pink Sheets again. Once relisted on the Pink Sheets, we will then seek to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no guarantee that we will be successful in becoming an SEC reporting company, or being relisted on the Pink Sheets and no potential merger candidate has been identified at this time.

PLAN OF OPERATION

Our plan of operations is to raise debt and/or equity to meet our ongoing operating expenses and seek to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will successfully complete this series of transactions. In particular, there is no assurance that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

Our intended general and administrative budget for the next twelve months is as follows:

	Q1 financial year ended December 31, 2023	Q2 financial year ended December 31, 2023	Q3 financial year ended December 31, 2023	Q4 financial year ended December 31, 2023	Twelve Month Total
Accounting	$4,000	$4,000	$4,000	$4,000	$16,000
Legal	5,000	5,000	5,000	5,000	20,000
Other fees	1,000	1,000	1,000	1,000	4,000
General and administrative	1,500	1,500	1,500	1,500	6,000
Miscellaneous	500	500	500	500	2,000
Salaries	15,000	15,000	15,000	15,000	60,000
Total Operating Expenses	$27,000	$27,000	$27,000	$27,000	$108,000

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As of December 31, 2022, we had no cash on hand, committed resources of debt or equity to fund these losses. We will be reliant, potentially, on advances from our principal shareholder or our directors and officers. There can be no guarantee that we will be able to obtain sufficient funding these sources.

Our principal shareholder has indicated his intention to provide such funds as may be required for the Company to become, and remain, a fully reporting public company while seeking to create value for shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of its common stock. Such intentions do not represent a binding commitment by the principal shareholder and there is no guarantee that our principal shareholder will be able to provide the funding necessary to achieve this objective.

We currently believe that our principal shareholder will be able to provide us with the funding necessary to effect our business plan to merge with another entity. However, while our principal shareholder has indicated his intention to provide us with sufficient funding to achieve this objective, there is no guarantee that he will be able to provide funding necessary to enable us to merge with another entity.

If we are unable to obtain the necessary funding from our principal shareholder, we anticipate facing major challenges in raising the necessary funding to effect our business plan to merge with another entity. Raising debt or equity funding for small publicly quoted, penny stock, shell companies is always extremely challenging.

We may face a number of obstacles in our attempt to raise funding to achieve our objective of merging with a yet to be identified company or group. One of those is Rule 419, under the Securities Act of 1933.

Rule 419 defines a "blank check company" as a company that: i. Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and ii. Is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We are a “blank check company” and therefore, in order to raise public or private funds, we must comply with the requirements of Rule 419 which includes restrictive escrow and other provisions. These provisions will make it difficult, if not impossible, for us to raise funds for the company.

Therefore, because of these difficulties in raising funding in penny stock or shell companies, if our principal shareholder is unable to provide us with the funding required to merge with another entity, it is very likely that we will be unable to implement our business plan to merge with another entity to create value for all of our shareholders”.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources.

We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

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We expect that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our sole director. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2022 COMPARED TO THE YEAR ENDED DECEMBER 31, 2021

We are a shell company seeking to merge with other entities with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. No potential merger candidate has been identified at this time.

Revenue

We recognized no revenue during the years ended December 31, 2022 and 2021 as we had no revenue generating activities during this period.

General and Administrative Expenses

During the years ended December 31, 2022 and 2011, we incurred general and administrative expenses of $67,750 and $25,037, respectively.

During the year ended December 31, 2022, we incurred $60,000 in accrued director fees, $7,000 in OTC market fees and $750 in share transfer agent fees. By comparison, during the year ended December 31, 2021, we incurred $16,500 in accrued director fees, $8,000 in OTC market fees, $397 in state filing fees and $140 in share transfer agent fees.

Operating Loss

During the years ended December 31, 2022 and 2021, we incurred an operating loss of $67,750 and $25,037, respectively, due to the factors discussed above.

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Other Expense

During the years ended December 31, 2022 and 2021, we incurred an interest expense of $0 and $9,624, respectively.

During the period from January 1, 2021 to September 22, 2021, we incurred interest expense of $9,624 on two related party promissory notes with principal balances totaling $307,759. Interest accrued at 4% of one note and 5% on the other.

The related party promissory notes were settled in full effective September 22, 2021 and consequently no further interest expense was accrued after September 22, 2021 or during the year ended December 31, 2022.

Loss before Income Tax

During the years ended December 31, 2022 and 2021, we incurred a loss before taxes of $67,750 and $34,661, respectively, due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the years ended December 31, 2022 and 2021 as we incurred taxable losses in both periods

Net Loss

During the years ended December 31, 2022 and 2021, we incurred a net loss of $67,750 and $34,661, respectively, due to the factors discussed above.

CASH FLOW

As of December 31, 2022, we did not have any cash or cash equivalents, no assets, no revenue generating activities or other source of income and we had some outstanding liabilities of $81,470 and a shareholders’ deficit of $81,470.

By comparison, as of December 31, 2021, we did not have any cash or cash equivalents, no assets, no revenue generating activities or other source of income and we had some outstanding liabilities of $94,834 and a shareholders’ deficit of $16,945,547.

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders, we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2022 and 2021, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

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	Year ended	Year ended
	December 31, 2022	December 31, 2021
Net Cash Used in Operating Activities	$(7,160)	$(11,681)
Net Cash Used in Investing Activities	—	—
Net Cash Provided by Financing Activities	7,160	(38,292)
Net Movement in Cash and Cash Equivalents	$—	$(49,973)

Operating Activities

During both the years ended December 31, 2022 and 2021, we used $7,160 and $11,681, respectively in operating activities. During the year ended December 31, 2022, we incurred a net loss of $67,750 which after adjusting for a $60,000 increase in accrued director fees, a $750 increase in accounts payable and a $160 increase in prepaid expenses resulted in cash flow of $7,160 being used in operating activities. By comparison, the year ended December 31, 2021, we incurred a net loss of $34,661 which after adjusting for a $16,500 increase in accrued director fees, a $9,624 increase in accrued interest and a $3,144 decrease in accounts payable resulted in cash flow of $11,681 being used in operating activities.

Investing Activities

We did not engage in any investing activities during the years ended December 31, 2022 and 2021.

Financing Activities

During both the years ended December 31, 2022 and 2021, we generated $7,160 from, and used $38,292 in, financing activities, respectively. During the year ended December 31, 2022, received $7,160 by way of a loan from our new principal shareholder. By comparison, the year ended December 31, 2021, we received $36,200 from the sale of shares of our common stock, $7,784 by way of a loan from our new principal shareholder off set by a settlement of our related party promissory notes for a payment of $36,200 and a settlement of a loan due to a former director for a payment of $46,076.

Financing Activities

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 3 of our Financial Statements on page F-9. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements.

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Inflation

To date inflation has not been a major factor in our proposed business plan.  However, there are significant inflationary pressures in the larger economy. The impact of inflation is being reflected in higher wages, increased pricing of equipment and products and generally higher prices across all sectors of the economy.  We plan on carefully evaluating the impact of inflation and price increase pressures on our proposed business plan.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of December 31, 2022, we have no off-balance sheet arrangements.

Share-based Compensation

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the equity instruments issued in accordance with ASC 718, “Compensation - Stock Compensation.” Measurement date for non-employees is the grant date of the stock-based compensation. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Recently Issued Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer, and our Chief Financial Officer, who is our principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not effective as of December 31, 2022.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable

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assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not effective as of December 31, 2022 for the reasons discussed below.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2022:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

There are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting the year ended December 31, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 3: PROPERTIES

We do not own or lease any properties.

We have a mailing address at PO Box 147199, Lakewood, Colorado, 80214.

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The post office box is adequate for our operations at this time.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the date hereof the number and percentage of the outstanding shares of common stock, which according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,
(ii)	each executive officer,
(iii)	all current directors and executive officers as a group, and
(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common	Redgie Green (1)	0	0.00%
Common	David J. Cutler (1)	2,849,333,659	59.86%
	All directors and officers as a group	2,849,333,659	59.86%

	Greater than 5% Shareholders
Common	David J. Cutler (1)	2,849,333,659	59.86%
		2,849,333,659	59.86%

Preferred	Redgie Green (1)	0	0.00%
Preferred	David J. Cutler (1)	0	0.00%
	All directors and officers as a group	0	0.00%

	Greater than 5% Shareholders

Preferred	Rosie’s of RH LLC (3) (4)	100,000,000	100.00%
		100,000,000	100.00%

(1)	PO Box 147199, Lakewood, Colorado, 80214.

(2)	Based on 4,760,000,000 common shares issued and outstanding and 100,000,000 shares of Series A Preferred Stock issued and outstanding.

(3)	9204 Haydn Hall Circle, Charlotte, North Carolina, 28210.

(4)	The holder of 100,000,000 shares of Series A Preferred Stock has voting rights equivalent to 50,000,000 shares of common stock and is entitled to convert into 100,000,000 shares of common shares.

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ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of December 31, 2022:

Name	Age	Position	Since
David J. Cutler	67	Chief Executive Officer, Chief Financial Officer, Director	September 22, 2021
Redgie Green	69	President, Secretary, Director	September 22, 2021

David J. Cutler

Mr. Cutler has been our Chief Executive Officer, Chief Financial Officer and director since September 22, 2021. Mr. Cutler is currently the Principal of Cutler & Co. LLC, a PCAOB registered auditing firm. Between 2011 and 2017, Mr. Cutler was initially chief financial officer and subsequently chief executive officer and a director of US Precious Metals, Inc., an OTC quoted gold exploration company with mining interests in Mexico. Between 2012 and 2017, Mr. Cutler was also chief financial officer and director of Discovery Gold Corporation, an OTC quoted gold exploration company with exploration rights in Ghana. Mr. Cutler is was the chief executive officer and director of the following publicly quoted shell companies: Saxon Capital Group, Inc. (formerly Atlas Technology Group, Inc.) (2021 – to date), Canning Street Corporation (successor company to Alexandria Advantage Warranty) (2020-2021), Company Southwestern Water Exploration Co. (2011 – 2017), Naerodynamics, Inc. (2015-2016), Torrent Energy Corp. (2011-2015) and Quantech Electronics Corp. (2012-2015). Effective February 23, 2017, Mr. Cutler was barred by the PCAOB from being an associated person of a registered public accounting firm. This bar was lifted by the PCAOB effective January 15, 2020. Mr. Cutler holds a Master’s degree from Cambridge University in the United Kingdom and qualified as a British Chartered Accountant and Chartered Tax Advisor with Arthur Andersen & Co. in London. He was subsequently admitted as a Fellow of the UK Institute of Chartered Accountants. Since arriving in the United States, David has qualified as a Certified Public Accountant, a Certified Valuation Analyst of the National Association of Certified Valuation Analysts and obtained an executive MBA from Colorado State University.

Redgie Green

Mr. Green has been our President, Secretary and director since September 22, 2021. He was Director of Vector 21 Holdings, Inc since March 5, 2021, of its predecessor company, Momentum Biofuels, Inc., from 2012 - 2021 and its subsidiaries MBF Ops, Inc. and MMBF Merger Co. in 2021. Mr. Green was Chief Executive Officer and director of Canning Street Corp. from September 2020 to 2021 and was a director and Chief Executive Officer of Alexandria Advantage Warranty Company (its predecessor company) from December 9, 2019 to September 30, 2020. Mr. Green was a director and officer of Fuquan Financial Co (fka Southwestern Water Exploration, Inc.) from February 2017 through March 7, 2018, a director of Golden Dragon Holding Corp. from 2006 to 2014, President (2010-2022) and President and Chief Executive Officer (2021-present) and a Director of Legacy Technology Holdings, Inc. since (2010-present), a Director of Momentum BioFuels, Inc. since May 2012.  Mr. Green was co-owner and operator of Green's B&R Enterprises, a wholesale donut baker from 1983 to 1990. He has been an active investor in small capital and high-tech adventures since 1987. Mr. Green was a director of IntreOrg Systems, Inc. from March 2008 until October 2017 and of International Paintball, Inc. from 2008 to 2012. He was CEO and director of Capital Franchising Inc. from 2012 to 2014 and then again, he was an officer and director from 2014 to 2015 (as “Jubilee 4Gold, Inc.”). He was the President and director of Strategic Pharma Information Sciences, Inc. from May 2017 to January 2018. He has been a Director of Medical Innovation Holdings, Inc. since February 5, 2019. He was appointed Interim CEO of Medical Innovation Holdings, Inc. on May 7, 2019. He has been a Director of 30DC, Inc., 30DC Merger Co. and 30 Opsco, Inc. since June 2021, Crowdgather, Inc., (Nevada since July 2021) and CRWG Merger Co., and Crowdgather, Inc. (of Delaware) since 2021. Mr. Green has also been CEO and a director of Atlas Technology Group, Inc. since July 2021 until 2022 and Saxon Capital Group, Inc. which merged with Atlas Technology Group, Inc. in 2022. Mr. Green also served as Director of JV Group, Inc. from April 2021 until November 2021. Mr. Green has been a Director of Apogee 21 Holdings, Inc. and Perigee Holdings, Inc. since November 2021. He is also CEO and Director of Vapor Hub International, Inc. (Nevada), Vapor Hub International,

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Inc. (of Delaware), VH Merger Co. and Asberry 22 Holdings, Inc. since 2022. He is also CEO and Director of Annabidiol, Inc. since 2019 and Jagged Edge Mountain Gear, Inc. since 2021. Mr. Green was a Director of TPT Strategic, Inc. from 2018-2020. He has also been a Director of Qlinks America, Inc. since 2021.

No family relationships exist between any of the officers or Directors of the Company.

CONFLICTS OF INTEREST – GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

CONFLICTS OF INTEREST – CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

COMMITTEES OF THE BOARD OF DIRECTORS

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

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ITEM 6: EXECUTIVE COMPENSATION

Executive compensation during the years ended December 31, 2022 and 2021, was as follows:

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTIONS AWARDS ($)	NONQUALIFIED DEFERRED COMPENSATION ($)	ALL OTHER COMP	TOTAL
Charles R Shirley, (1) Director, Chief Executive Officer, Chief Financial Officer,	2022	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2021	$0	$0	$0	$0	$0	$0	$0
David J. Cutler (2) Director, Chief Executive Officer and Chief Financial Officer	2022	$60,000	$0	$0	$0	$0	$0	$60,000
	2021	$16,500	$0	$0	$0	$0	$0	$16,500
Redgie Green (3) Director, President and Secretary	2022	$0	$0	$0	$0	$0	$0	$0
	2021	$0	$0	$0	$0	$0	$0	$0

(1)	Mr. Shirley resigned as Director, Chief Executive Officer, and Chief Financial Officer of the Company effective September 22, 2021.

(2)	Mr. Cutler was appointed as a Director, Chief Executive Officer, and Chief Financial Officer the Company effective September 22, 2021.

(3)	Mr. Green was appointed as a Director, President, and Secretary of the Company effective September 22, 2021.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors and Officers Remuneration

During the years ended December 31, 2022 and 2021, we accrued $60,000 and $16,500 in compensation for our newly appointed Chief Executive and Chief Financial Officer.

Related Party Loans

As of December 31, 2022 and 2021, the balance of loan payable – related parties totaled $14,944 and $7,784, respectively.

During the years ended December 31, 2022 and 2021, one of our current directors advanced to us $7,160 and $7,784, respectively, to fund our working capital requirements.

The loan payable is unsecured, due on demand and interest free.

As of December 31, 2020, we owed $69,271 to a former director and officer of ours.

During the year ended December 31, 2021, prior to its settlement on September 22, 2021, we repaid $26,752 of this loan.

Effective September 22, 2021, we settled the $42,519 balance of related party loan for a payment of $19,325. The $23,194 gain on the settlement of this liability has been recognized in additional paid in capital rather than our statement of operations as it arose on a related party transaction.

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Promissory Notes – Related Parties

Effective September 22, 2021, we settled two outstanding related party promissory notes totaling $307,759, together with accrued interest of $36,126, for payments of totaling $36,200.

We had issued the notes on December 31, 2018 to Mr. Charles R. Shirley and Mr. David M. Green, both directors or former director of ours, for $94,190 and $213,665, respectively. The notes were for a term of 5 years with interest rates of 5% and 4%, respectively.

As of December 31, 2020, we had accrued interest of $26,512 in respect of these promissory notes – related parties.

During the year ended December 31, 2021, prior to their settlement on September 22, 2021, we accrued as further $9,624 interest on promissory notes – related parties.

The gain of $307,695 we recognized on the settlement of these promissory notes-related party was recognized in our additional paid in capital rather than our statement of operations as the gain arose in related party transactions.

Stock Options

We currently do not have an incentive stock option plan.

No stock options were issued or outstanding during the period from years ended December 31, 2022 and 2021.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor any of our officers, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SRUS MATTERS

Market Price and Stockholder Matters

Shares of our common stock were traded on the Pink Sheets and now on the Expert Market and quotations for the common stock are listed by the OTC Markets under the symbol "SLNX."

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

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During the fiscal years ended December 31 2022 and 2021, and the three months ended March 31, 2023, we had a trading history as follows:

%
	HIGH		LOW
Quarter Ended:

March 31, 2023	$	n/a	$	n/a

December 31, 2022	$	n/a	$	n/a
September 30, 2022		$0.0002		$0.00021
June 30, 2022		$0.0005		$0.0001
March 31, 2022		$0.0002		$0.0001

December 31, 2021		$0.0011		$0.0001
September 30, 2021		$0.0008		$0.0001
June 30, 2021		$0.0016		$0.0001
March 31, 2021		$0.0024		$0.0002

Last Reported Price.

No prices are now reported on completed transactions now our shares are only traded on the Expert Market.

Record Holders.

There were 125 holders of record as of December 31, 2022. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Our transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

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These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

Effective September 22, 2021, we issued 2,849,333,659 shares of common stock for cash consideration of $36,200.

No other common shares have been issued in the last three years.

ITEM 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 4,900,000,000 shares of our Common Stock, $0.00001 par value (the "Common Stock"). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

A total of 4,760,000,000 shares of common stock are currently outstanding on the date of this Form 10 registration statement.

Description of Preferred Stock

We are authorized to issue 220,000,000 shares of preferred stock with a par value of $0.00001, with such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

As of December 31, 2022, 30,000,000 shares of Class 1 Preferred Stock, 100,000,000 share of Series A Preferred Stock and 90,000,000 shares of Series B Preferred Stock were designated.

There are no remaining shares of preferred stock available for designation at this time.

Class 1 Preferred Stock

As of December 31, 2022 and 2021, we are authorized to issue 30,000,000 shares of Class 1 Preferred Stock with a par value of $0.00001 and none were issued and outstanding.

No other designation for the class 1 preferred stock has been established at this time.

Series A Preferred Stock

As of December 31, 2022, we are authorized to issue 100,000,000 shares of Series A Preferred Stock with a par value of $0.0000 and 100,000,000 shares of preferred stock were issued and outstanding.

The Series A Preferred shares are convertible into shares of common stock on a 1:1 basis and each share of Series A preferred shares has the voting rights of one half of a share of common stock. Consequently, the 100,000,000 shares of Series A Preferred Stock have the voting rights equivalent to 50,000,000 shares of common stock.

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Series B Preferred Stock

As of December 31, 2022, we are authorized to issue 90,000,000 shares of Series B Preferred Stock and none were issued or outstanding.

Each share for Series B Preferred Stock is convertible into one quarter of a share of common stock: one share of common stock for 4 shares of Series B preferred stock.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles and Bylaws contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he/she reasonably believed was in the best interest of the corporation. Insofar, indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons. We have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended December 31, 2022 and 2021 appear at the end of this registration statement on pages F-1 though F-12.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 20, 2023, we appointed M.S. Madhava Rao, as our independent auditors.

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Our audited financial statements for the years ended December 31, 2022 and 2021 appear at the end of this registration statement on pages F-1 though F-12.

Exhibits

See the Exhibit Index following the signature page.

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Solanbridge Group, Inc.

Date:	April 28, 2023	By:	/s/ David J. Cutler
David J. Cutler Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Accounting Officer)

Date:	April 28, 2023	By:	/s/ Redgie Green
Redgie Green President and Secretary

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Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document
3(i).1	Articles of Incorporation – NV – 10.12.00
3(i).2	Articles of Amendment – 12.6.01
3(i).3	Articles of Merger – 11.7.13
3(ii).4	Bylaws
23.1	Consent of Independent Registered Accounting Firm

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SOLANBRIDGE GROUP, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders

SOLANBRIDGE GROUP, INC.

PO BOX 147199

LAKEWOOD, COLORADO 80214

Opinion on the financial statements

We audited the accompanying balance sheets of Solanbridge Group, Inc., (“the Company”) as of December 31, 2022 and 2021 and the related statements of operations, stockholders’ equity and cash flows for years then ended and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operation, stockholder’s equity and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of the liabilities in the normal course of business. The Company has an accumulated deficit of $16,945,547 as of December 31, 2022. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits. we are required to obtain an understanding of internal control over financial reporting not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit below, providing separate opinions on the critical audit matters or the accounts or disclosures to which they relate.

Related party transactions.

As discussed in Note 7 to the financial statement, the Company has borrowed from related parties an amount $14,944 as of the date of December 31, 2022. The procedure performed to address the matter included: obtaining confirmation from related party.

As discussed in Note 6 to the financial statement, the Company has accrued remuneration for one of the directors.

We have served as the Company’s auditor since 2023.

M. S. Madhava Rao, Chartered Accountant

Bangalore, India

April 27, 2023

F-1

SOLANBRIDGE GROUP, INC.
BALANCE SHEETS
	FOR THE YEAR ENDED	FOR THE YEAR ENDED
	DECEMBER 31,	DECEMBER 31,
	2022	2021
ASSETS
Current Assets
Cash and Cash Equivalents	$—	$—
Prepaid Expenses	3,660	3,500

Total Current Assets	3,660	3,500

Total Assets	$3,660	$3,500

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$3,390	$2,640
Accruals - Related Party	76,500	16,500
Loans Payable - Related Parties	14,944	7,784

Total Current Liabilities	94,834	26,924

Total Liabilities	94,834	26,924

Commitments and Contingencies (Note 10)

Shareholders' Deficit
Preferred Stock, $0.00001 par value, 220,000,000 shares authorized as of December 31, 2022 and 2021	—	—
Class 1 Preferred Stock, $0.00001 par value, 30,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2022 and 2021.	—	—
Class A Preferred Stock, $0.00001 par value, 100,000,000 shares authorized, 100,000,000 shares issued and outstanding as of December 31, 2022 and 2021	60,000	60,000
Class B Preferred Stock, $0.00001 par value, 90,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2022 and 2021.	—	—
Common Stock, $0.00001 par value, 4,900,000,000 shares authorized, 4,760,000,000 shares issued and outstanding as of December 31, 2022 and 2021 respectively.	47,600	47,600
Additional Paid In Capital	16,746,773	16,746,773
Accumulated Deficit	(16,945,547)	(16,877,797)

Total Shareholders' Deficit	(91,174)	(23,424)

Total Liabilities and Shareholders' Deficit	$3,660	$3,500

The accompanying notes are an integral part of these audited financial statements.

F-2

SOLANBRIDGE GROUP. INC.
STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED DECEMBER 31,
	2022	2021

REVENUE	$—	$—

OPERATING EXPENSES:

General and Administrative Expenses	67,750	25,037
Total Operating Expenses	67,750	25,037

OPERATING LOSS	(67,750)	(25,037)

OTHER EXPENSE
Interest Expense	—	9,624
Total Other Expenses	—	9,624

LOSS BEFORE TAXES	(67,750)	(34,661)

TAXES	—	—

NET LOSS	$(67,750)	$(34,661)

Net Loss per Common Shares Outstanding – Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding – Basic and Diluted	4,760,000,000	3,135,415,289

The accompanying notes are an integral part of these audited financial statements.

F-3

SOLANBRIDGE GROUP, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
	Class A Preferred Shares		Common Shares		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2020	100,000,000	$60,000	2,610,666,341	$26,107	$16,401,082	$(16,843,136)	$(355,948)

Cancellation of Common Shares	—	—	(700,000,000)	(7,000)	7,000	—	—

Issuance of Common Shares	—	—	2,849,333,659	28,493	7,707	—	36,200

Gain on Settlement of Liabilities- Related Parties	—	—	—	—	330,985	—	330,985

Net loss for the year	—	—	—	—	—	(34,661)	(34,661)

Balance at December 31, 2021	100,000,000	$60,000	4,760,000,000	$47,600	$16,746,773	$(16,877,797)	$(23,424)

Net loss for the year	—	—	—	—	—	(67,750)	(67,750)

Balance at December 31, 2022	100,000,000	$60,000	4,760,000,000	$47,600	$16,746,773	$(16,945,547)	$(91,174)

The accompanying notes are an integral part of these audited financial statements.

F-4

SOLANBRIDGE GROUP, INC.
STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED DECEMBER 31,
	2022	2021
Cash Flows from Operating Activities:
Net Loss	$(67,750)	$(34,661)
Adjustments to reconcile net loss to
net cash from operating activities	—	—

Changes in working capital items:
Prepaid Expenses	(160)	—
Accounts Payable	—	(3,144)
Accrued Related Party Interest	750	9,624
Accruals - Related Parties	60,000	16,500

Net Cash Flows Used in Operating Activities	(7,160)	(11,681)

Net Cash Flows Used in Investing Activities	—	—

Cash Flows from Financing Activities
Repayment of Promissory Notes – Related Parties	—	(36,200)
Sale of Shares of Common Stock for Cash	—	36,200
Advances Under Loan Payable - Related Party	7,160	7,784
Repayment of Loan Payable - Related Party	—	(46,076)
Net Cash Flows from Financing Activities	7,160	(38,292)

Net Change in Cash:	—	(49,973)

Beginning Cash:	$—	$49,973

Ending Cash:	$—	$—

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

Non-cash investing and financing activities
Gain on settlement of related party liabilities recognized in additional paid in capital	$—	$330,985

The accompanying notes are an integral part of these audited financial statements.

F-5

SALONBRIDGE GROUP, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1. NATURE OF OPERATIONS

Solanbridge Group, Inc. (the “Company” “We,” “Us,” or “Our’) is a Maryland shell corporation. We intend to seek to become an SEC reporting company and then to obtain approval for our shares of common stock to be traded on the Pink Sheets again. Once relisted on the Pink Sheets, we will then seek to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. There is no guarantee that we will be successful in becoming an SEC reporting company, or being relisted on the Pink Sheets and no potential merger candidate has been identified at this time.

History

We were incorporated in the State of Nevada on October 12, 2000 under the name EcoSoil Management Corp. Subsequently we changed our name to Solanex Management Inc. on December 6, 2001 and then to Solanbridge Group, Inc. on January 13, 2011. We redomiciled from Nevada to Maryland effective November 3, 2013.

Since our Inception in October 2000, we have at various times planned to become involved in the following business activities: renewable energy and environmental sustainability of natural resources, retail food and beverage, medical marijuana-related activities and CBD oil products. At no stage did our activities ever get beyond the development stage of organizing to raising initial capital and developing our current business plan.

The following transactions occurred during the year ended December 31, 2021:

On August 19, 2021 and August 21, 2021, the Board of Director approved the cancellation of 500,000,000 and 200,000,000 shares of our common stock, respectively.

Effective September 22, 2021:

-	Mr. David Cutler was issued 2,849,333,659 shares of our common stock for cash consideration of $36,200. With this issuance, Mr. Cutler became our controlling shareholder owning 59.9% of our issued and outstanding share capital.

-	We settled two outstanding related party promissory notes totaling $307,759, together with accrued interest of $36,126, for payments of totaling $36,200.

-	We settled a related party loan of $42,519 for a payment of $19,325.

-	Mr. Cutler was appointed our director, chief executive officer and chief financial officer.

-	Mr. Redgie Green was appointed as a director of ours.

-	Mr. Charles R. Shirley resigned from his former positions as our sole director and executive officer.

Our business plan is now to seek to become an SEC reporting company and then to obtain approval for our shares of common stock to be traded on the Pink Sheets again. Once relisted on the Pink Sheets, we will then seek to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. There is no guarantee that we will be successful in becoming an SEC reporting company, or being relisted on the Pink Sheets and no potential merger candidate has been identified at this time.

Impact of the COVID-19 Pandemic

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and identify an entity to merge with for the foreseeable future. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

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Impact of the Ukrainian Conflict

We have not commenced operations as yet and consequently have not been directly impacted by the Ukrainian conflict at this time Currently, we do not believe that the conflict between Ukraine and Russia will have any direct impact on our operations, financial condition or financial reporting.  We believe the conflict will have only a general impact on our operations in the same manner as it is having a general impact on all business operations resulting from international sanction and embargo regulations, possible shortages of goods and goods incorporating parts that may be supplied from the Ukraine or Russia, supply chain challenges, and the international and domestic inflationary results of the conflict and government spending for and funding of their response. We do not believe we will be targeted for cyber-attacks. We have no operations in the countries directly involved in the conflict or that are specifically impacted by any of the sanctions and embargoes, we do not believe that the conflict will have any impact on our internal control over financial reporting.  Other than general securities market trends, we do not have reason to believe that investors will evaluate the company as having special risks or exposures related to the Ukrainian conflict.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplate the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income and for the year ended December 31, 2022 we incurred a loss of $67,750 and had an accumulated deficit of $16,945,547 as of December 31, 2022. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to GAAP and have been consistently applied. The Company has selected December 31 as its financial year end.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of December 31, 2022 and 2021, our cash balances were $0.

During the year ended December 31, 2021, we permanently closed our bank account by using the entire balance of the bank account at that time, $19,325, to settle a related party loan of $42,519 with a former director and officer.

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active

F-7

markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our prepaid expenses, accounts payable, accruals-related party and loan payable – related party. The carrying amount of our prepaid expenses, accounts payable, accruals-related party and loan payable – related party approximates their fair values because of the short-term maturities of these instruments.

Related Party Transactions:

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 6, 7 and 8 below for details of related party transactions in the period presented.

Leases:

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in our balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liability represent the obligation to make lease payment arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases doesn’t provide an implicit rate. We generally use the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating ROU asset also includes any lease payments made and exclude lease incentives. Lease expense for lease payment is recognized on a straight-line basis over lease term.

The Company was not party to any lease transaction during the years ended December 31, 2022 and 2021.

Income Taxes:

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions:

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest

F-8

and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long-term liabilities in the financial statements.

Revenue Recognition:

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

As the Company had no business operations during the years ended December 31, 2022 and 2021, we have not identified specific planned revenue streams.

During the years ended December 31, 2022 and 2021, we did not recognize any revenue.

Advertising Costs:

We expense advertising costs when advertisements occur. No advertising costs were incurred during the years ended December 31, 2022 and 2021.

Stock-Based Compensation:

The cost of equity instruments issued to employees and non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued in accordance with ASC 718, Compensation – Stock Compensation. The related expense is recognized as services are rendered or vesting periods elapse.

Net Loss per Share Calculation:

Basic earnings (loss) per common share ("EPS") is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of December 31, 2022 and 2021, 100,000,000 share of Series A preferred stock were issued and outstanding, convertible into 100,000,000 shares of common stock were excluded from the diluted EPS calculations as their effect is anti-dilutive.

Recently Accounting Pronouncements:

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. PREPAID EXPENSES

As of December 31, 2022 and 2021, the balance of accounts payable totaled $3,660 and $3,500 respectively.

These prepayment balances are related to the semiannual fee for OTC Markets, which is amortized monthly over the six-month period.

NOTE 5. ACCOUNTS PAYABLE

As of December 31, 2022 and 2021 the balances of accounts payable were $3,990 and $2,640, respectively, and the balance due to our share transfer agent.

F-9

NOTE 6. ACCRUALS - RELATED PARTY

As of December 31, 2022 and 2021, the balance of accruals - related party totaled $76,500 and $16,500, respectively, and are related to accrued remuneration for one of our directors.

NOTE 7. LOAN PAYABLE – RELATED PARTIES

As of December 31, 2022 and 2021, the balance of loan payable – related parties totaled $14,944 and $7,784, respectively.

During the years ended December 31, 2022 and 2021, one of our current directors advanced to us $7,160 and $7,784, respectively, to fund our working capital requirements.

The loan payable is unsecured, due on demand and interest free.

As of December 31, 2020, we owed $69,271 to a former director and officer of ours.

During the year ended December 31, 2021, prior to its settlement on September 21, 2022, we repaid $26,752 of this loan.

Effective September 22, 2021, we settled the $42,519 balance of related party loan for a payment of $19,325. The $23,194 gain on the settlement of this liability has been recognized in additional paid in capital rather than our statement of operations as it arose on a related party transaction.

NOTE 8. PROMISSORY NOTES- RELATED PARTIES

Effective September 22, 2021, we settled two outstanding related party promissory notes totaling $307,759, together with accrued interest of $36,126, for payments of totaling $36,200.

We had issued the notes on December 31, 2018 to Mr. Charles R. Shirley and Mr. David M. Green, both directors or former director of ours, for $94,190 and $213,665, respectively. The notes were for a term of 5 years with interest rates of 5% and 4%, respectively.

As of December 31, 2020, we had accrued interest of $26,512 in respect of these promissory notes – related parties.

During the year ended December 31, 2021, prior to their settlement on September 22, 2021, we accrued as further $9,624 interest on promissory notes – related parties.

The gain of $307,695 we recognized on the settlement of these promissory notes-related party was recognized in our additional paid in capital rather than our statement of operations as the gain arose in related party transactions.

NOTE 9. INCOME TAXES

We did not provide any current or deferred US federal income tax provision or benefit for the years ending December 31, 2022 and 2021 as we incurred tax losses during both of these years.

When it is more likely than not, that a tax asset cannot be realized through future income, we must record an allowance against any future potential future tax benefit.  We have provided a full valuation allowance against the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward periods.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2022 and 2021 as defined under ASC 740, "Accounting for Income Taxes." We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of the accumulated deficit on the balance sheet.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.

The sources and tax effects of the differences for the periods presented are as follows:

F-10

	Year ended December 31, 2022	Year ended December 31, 2021

Statutory U.S. Federal Income Tax Rate	21%	21%
State Income Taxes	5%	5%
Change in Valuation Allowance	(26)%	(26)%
Effective Income Tax Rate	0%	0%

A reconciliation of the income taxes computed at the statutory rate is as follows:

	Year ended December 31, 2022	Year ended December 31, 2021
Tax credit (expense) at statutory rate (26%)	$17,615	$9,012
Increase in valuation allowance	(17,615)	(9,012)
Net deferred tax assets	$—	$—

As of December 31, 2022, the Company had a federal net operating loss carryforward of approximately $102,000. The federal net operating loss carryforward do not expire but may only be used against taxable income to 80%. No tax benefit has been reported in the financial statements. The annual offset of this carryforward loss against any future taxable profits may be limited under the provisions of Internal Revenue Code Section 381 upon any future change(s) in control of the Company.

NOTE 10. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the years ended December 31, 2022 or 2021, and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

We are not party to any contractual obligations at this time.

NOTE 11. SHAREHOLDERS’ DEFICIT

Preferred Stock

We were authorized to issue 220,000,000 shares of preferred stock with a par value of $0.00001, with such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

As if December 31, 2022, 30,000,000 share of Class 1 Preferred Stock, 100,000,000 share of Series A Preferred Stock and 90,000,000 shares of Series B Preferred Stock were designated.

There are no remaining shares of preferred stock available for designation at this time.

Class 1 Preferred Stock

As of December 31, 2022 and 2021, we are authorized to issue 30,000,000 share of Class 1 Preferred Stock with a par value of $0.00001 and none were issued and outstanding.

No other designation for the Class 1 Preferred Stock has been established at this time.

F-11

Series A Preferred Stock

As of December 31, 2022, we are authorized to issue 100,000,000 share of Series A Preferred Stock with a par value of $0.00001, 100,000,000 shares of preferred stock were issued and outstanding.

The Series A Preferred shares are convertible into shares of common stock on a 1:1 basis and each share of Series A Preferred shares has the voting rights of one half of a share of common stock. Consequently, the 100,000,000 shares of Series A Preferred Stock have the voting rights equivalent to 50,000,000 shares of common stock.

Series B Preferred Stock

As of December 31, 2022, we are authorized to issue 90,000,000 shares of Series B Preferred Stock and none were issued or outstanding.

Each share for Series B Preferred Stock is convertible into one quarter of a share of common stock: one share of common stock for 4 shares of Series B Preferred Stock.

Common Stock

As of December 31, 2022 and 2021, we were authorized to issue 4,900,000,000 shares of common stock with a par value of $0.00001.

As of December 21, 2020, 2,610,666,341 shares of common stock were issued and outstanding.

During the year ended December 31, 2021:

-	500,000,000 shares of common stock were cancelled on August 19, 2021,

-	200,000,000 shares of common stock were cancelled on August 21, 2021, and

-	2,849,333,659 shares of common stock were issued for cash consideration of $36,200.

As of December 31, 2021, 4,760,000,000 shares of common stock were issued and outstanding.

No shares of common stock were issued or cancelled during the year ended December 31, 2022.

Consequently, as of December 31, 2021, 4,760,000,000 shares of common stock were issued and outstanding.

Warrants

No warrants were issued or outstanding during the years ended December 31, 2022 and 2021.

Stock Options

We currently have no stock option plan.

No stock options were issued or outstanding during the years ended December 31, 2022 and 2021.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2022, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent event for which disclosure is required.

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